EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-219754, 333-206230, 333-190544, 333-172983, 333-165813, 333-157959, 333-149996 and 333-141487) of Glu Mobile Inc. of our report dated March 9, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Glu Mobile Inc.’s Annual Report on Form 10-K for the year-ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
August 8, 2018